Westcott Products Corporation

8867 South Capella Way

Sandy, Utah 84093

American Registrar & Transfer Co.

342 East 900 South

Salt Lake City, Utah 84110

Re:

Registration Lock-up Agreement respecting certain shares of common stock of Westcott Products Corporation, a Delaware corporation (the "Company"), and related instructions to American Registrar & Transfer Co ("TA")

Dear Ladies and Gentlemen:

In furtherance of compliance with the Securities Act of 1933, as amended (the "Securities Act"), the General Rules and Regulations promulgated thereunder by the United States Securities and Exchange Commission (the "Commission") and the letter dated January 20, 2000, of Richard K. Wulff, who was the Chief of the Commission's Office of Small Business, that was addressed to Ken Worm, the Assistant Director of the OTC Compliance Unit of NASD (the "Wulff letter"), the undersigned person agrees as follows:

(1)

That the following stock certificate and the shares of common stock of the Company represented thereby shall not be publicly sold unless and until: (i) there is a Registration Statement filed with the Commission covering this stock certificate and the shares of common stock represented thereby, which has become effective; or (ii) the Commission provides a "no action" letter which indicates that registration prior to resale of this stock certificate and the shares of common stock represented thereby is not required under Section 5 of the Securities Act as there is an available exemption for the resale of these securities by the undersigned; or (iii) there is a finding by a United States District Court having original jurisdiction or a state court having concurrent jurisdiction regarding the Securities Act, to the effect that this stock certificate and the shares of common stock represented thereby can be resold by the undersigned or successors without registration under the Securities Act.

(2)

The undersigned person agrees and does hereby advise Atlantica and TA that they are hereby authorized to place a restriction on the stock certificate referred herein below on its presentation, reflecting the terms and conditions of this Registration Agreement, and that Atlantica and TA shall make appropriate notations in the transfer records maintained for and on behalf of the Company to the effect that the following stock certificate has "stop transfer" instructions until one of the foregoing conditions has been met.

(3)

The undersigned shall promptly courier to TA the following stock certificate for the imprinting of an appropriate legend reflecting this Registration Agreement. The stock certificate subject to this Registration Agreement is as follows:

Name and Address	Stock Certificate No.	Number of Shares
Wayne Bassham		200,000
Todd Albiston		200,000
Kent Faulkner		200,000

Date: ___________________	____________________________________
Wayne Bassham

Date: ___________________	____________________________________
Todd Albiston

Date: ___________________	____________________________________
Kent Faulkner